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                                                                       Exhibit 5


                                                     December 21, 1999


Enhance Financial Services Group Inc.
335 Madison Avenue
New York, New York 10017

Ladies and Gentlemen:

         I am General Counsel of Enhance Financial Services Group Inc., a New York corporation (the "Company"), and am rendering this opinion in connection with the Registration Statement on Form S-8 with exhibits thereto (the "Registration Statement") filed by the Company under the Securities Act of 1933, as amended, and the rules and regulations thereunder, relating to the registration of 3,100,000 shares of common stock, par value $.10 per share (the "Shares"), of the Company. The Shares are to be issued by the Company pursuant to the Company's 1997 Long-Term Incentive Plan for Key Employees, as amended and restated as of June 3, 1999 (the "Plan").

         I have participated in the preparation of the Registration Statement and have reviewed the corporate minutes relating to the issuance of the Shares pursuant to the Plan and have also examined and relied upon originals or copies, certified or otherwise authenticated to my satisfaction, of all such corporate records, documents, agreements, and instruments relating to the Company, and certificates of public officials and of representatives of the Company, and have made such investigations of law, and have discussed with representatives of the Company and such other persons such questions of fact, as I have deemed proper and necessary as a basis for rendering this opinion.

         Based upon, and subject to, the foregoing, I am of the opinion that the Shares are duly authorized and, upon issuance of the Shares in accordance with the terms of the Plan, will be, assuming no change in the applicable law or pertinent facts, validly issued, fully paid, and non-assessable.

         I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving the foregoing consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                                     Very truly yours,


                                                     /s/ Samuel Bergman